Exhibit 99.1

Soluna Holdings, Inc. Announces Proposed Public Offering of Common Stock

ALBANY, NY, October 21, 2022 - Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), the parent company of Soluna Computing, Inc. (“SCI”), a developer of green data centers for cryptocurrency mining and other intensive computing, today announced that it intends to offer to sell shares of its common stock in an underwritten public offering. All of the shares of common stock are to be sold by the Company.

Univest Securities, LLC is acting as the sole book-running manager for the proposed public offering.

The Company expects to grant the underwriter a 45-day option to purchase up to an additional 15% of the number of shares of common stock sold in this offering to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Soluna expects to use the net proceeds of this offering for the acquisition, development and growth of data centers, including cryptocurrency mining processors, other computer processing equipment, data storage, electrical infrastructure, software, real property, and business, including but not limited to its development site in Texas, and for general corporate purposes. General corporate purposes may include working capital and capital expenditures.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-261427), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on December 16, 2021. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the offering may also be obtained from Univest Securities, LLC, 75 Rockefeller Plaza, 18th Floor, New York, NY 10019, by phone (212) 343-8888 or e-mail at info@univest.us. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying base prospectus, which provide more information about the Company and such offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Soluna Holdings, Inc (SLNH)

Soluna Holdings, Inc. is the leading developer of green data centers that convert excess renewable energy into global computing resources. Soluna builds modular, scalable data centers for computing intensive, batchable applications such as cryptocurrency mining, AI and machine learning. Soluna provides a cost-effective alternative to battery storage or transmission lines. Soluna uses technology and intentional design to solve complex, real-world challenges. Up to 30% of the power of renewable energy projects can go to waste. Soluna’s data centers enable clean electricity asset owners to ‘Sell. Every. Megawatt.’

For more information about Soluna, please visit www.solunacomputing.com or follow us on LinkedIn at linkedin.com/solunaholdings and Twitter @SolunaHoldings.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. These forward-looking statements include, among others, statements relating to Soluna’s plans to consummate its proposed public offering and the intended use of proceeds therefrom. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not Soluna will be able to raise capital through the sale of shares of common stock, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed public offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Soluna will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the proposed offering, Soluna and its business can be found under the caption “Risk Factors” included in Soluna’s Annual Report on Form 10-K for the year ended December 31, 2021, Soluna’s preliminary prospectus supplement to be filed with the SEC on October 21, 2022, and other filings that Soluna may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Soluna expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Philip F. Patman, Jr.

Chief Financial Officer

Soluna Holdings, Inc.

ppatman@soluna.io

713 906 5705

Univest Securities, LLC

Bradley Richmond

brichmond@univest.us

914 714 8614

MZ Contact

Brian M. Prenoveau, CFA

MZ Group – MZ North America

SLNH@mzgroup.us

561 489 5315